                                                                    Exhibit 23.2

                         Consent of Grant Thornton LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We have issued our report dated March 31, 2000 accompanying the consolidated financial statements of Harry's Farmers Market, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended February 2, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                        /s/ GRANT THORNTON LLP
                                        -------------------------------
                                        GRANT THORNTON LLP

Atlanta, Georgia
January 9, 2001.